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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  Form 8-K



                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 12, 2005



                           AMERITYRE CORPORATION
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        (Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C             87-0535207
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                1501 Industrial Road, Boulder City, Nevada  89005
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                     (Address of principal executive office)


Registrant's telephone number, including area code: (702) 294-2689
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

     On October 12, 2005, Kenneth C. Johnsen, age 47, was appointed as a director of Amerityre Corporation (the "Company") by unanimous consent of the board of directors. There is no arrangement or understanding between Mr. Johnsen and any other persons pursuant to which Mr. Johnsen was selected as a director.

     Mr. Johnsen currently serves as a member of the Board of Directors of Joy Global, Inc., Milwaukee, Wisconsin (NASDAQ: JOYG), a worldwide leader in manufacturing, servicing and distributing equipment for surface and underground mining. From April 2001 to June 2005, Mr. Johnsen was a Director, President and Chief Executive Officer of Geneva Steel, Vineyard, Utah. Mr. Johnsen also served in various other capacities at Geneva Steel, including Executive Vice President, Secretary and General Counsel for the period between October 1991 and April 2001. Prior to joining Geneva, Mr. Johnsen was an attorney with Parr, Waddoups, Brown, Gee & Loveless in Salt Lake City, Utah from 1986 to 1991. Mr. Johnsen earned a B.A. in Finance from Utah State University (1982), and a J.D. from Yale Law School in 1985.

     A press release dated October 18, 2005 announcing the appointment is attached hereto as an exhibit.


Item 9.01 Financial Statements and Exhibits

     Exhibit 99 - Press Release dated October 18, 2005


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       AMERITYRE CORPORATION


Date: October 18, 2005                /S/ Elliott N. Taylor, Executive VP